As filed with the Securities and Exchange Commission on March 12, 2025

Registration No. 333-280249

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-1 ON

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CARGO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-4080422
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

835 Industrial Road, Suite 400

San Carlos, California 94070

(650) 379-6143

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gina Chapman

Chief Executive Officer

CARGO Therapeutics, Inc.

835 Industrial Road, Suite 400

San Carlos, California 94070

(650) 379-6143

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

B. Shayne Kennedy Benjamin A. Potter J. Ross McAloon Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600	Anup Radhakrishnan Chief Financial Officer CARGO Therapeutics, Inc. 835 Industrial Road, Suite 400 San Carlos, California 94070

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On June 17, 2024, CARGO Therapeutics, Inc. (the “Company”) filed a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) on Form S-1 (File No. 333-280249) (the “Registration Statement”). The Registration Statement was initially declared effective by the SEC on June 27, 2024, and registered the offer and sale from time to time by the selling stockholders (including their transferees, donees, pledgees and other successors-in-interest) named in this prospectus (the “Selling Stockholders”) of up to an aggregate of 6,471,000 shares of the Company’s common stock, par value $0.001 per share (the “common stock”).

This Post-Effective Amendment No. 1 to Form S-1 on Form S-3 (“Post-Effective Amendment No.1”) is being filed by the Company to convert the registration statement on Form S-1 into a registration statement on Form S-3.

The information included in this Post-Effective Amendment No. 1 amends the Registration Statement and the prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable fees were paid at the time of the original filing of the Registration Statement on June 17, 2024.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated March 12, 2025.

PROSPECTUS

CARGO THERAPEUTICS, INC.

6,471,000 Shares of Common Stock

This prospectus relates to the proposed resale or other disposition by the selling stockholders identified herein (the “Selling Stockholders”) of up to an aggregate of 6,471,000 shares of our common stock (the “Resale Shares”). We agreed to issue and sell the Resale Shares to the Selling Stockholders in a private placement pursuant to a securities purchase agreement (the “Purchase Agreement”) executed on May 28, 2024. We are registering the resale of these shares of common stock by the Selling Stockholders to satisfy registration rights we have granted to the Selling Stockholders.

We are not selling any common stock under this prospectus and will not receive any proceeds from the sale by the Selling Stockholders of the Resale Shares.

Sales of the Resale Shares by the Selling Stockholders may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Selling Stockholders may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders, the purchasers of the Resale Shares, or both.

We do not know when or in what amount the Selling Stockholders may offer Resale Shares for sale. The Selling Stockholders may sell some, all or none of the Resale Shares offered by this prospectus. We will bear all costs, expenses and fees in connection with the registration of the Resale Shares, including with regard to compliance with state securities or “blue sky” laws. The Selling Stockholders will bear all commissions attributable to their sale of Resale Shares and all fees and expenses of legal counsel for any Selling Stockholder. See the section entitled “Plan of Distribution.”

Our common stock is listed on The Nasdaq Global Select Market (the “Nasdaq”) under the ticker symbol “CRGX.” On March 7, 2025, the closing sale price of our common stock on the Nasdaq was $3.96 per share.

We are an “emerging growth company” and a “smaller reporting company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.

Investing in shares of our common stock involves a high degree of risk. Before you invest in our common stock, you should carefully read the section entitled “Risk Factors” on page 9 of this prospectus, and other risk factors contained in any applicable prospectus supplement and in the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the Selling Stockholders may sell the Resale Shares from time to time in one or more offerings. We will not receive any proceeds from the sale by such Selling Stockholders of the securities offered by them described in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we, nor the Selling Stockholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the Selling Stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the Selling Stockholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “CARGO,” “we,” “our,” “us” and the “Company” in this prospectus, we mean CARGO Therapeutics, Inc., unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

This prospectus also includes trademarks, tradenames, and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® or ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or that right of the applicable owner will not assert its rights to these trademarks and tradenames.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business operations and financial performance and condition. Any statements contained herein and therein that are not statements of historical facts may be deemed to be forward-looking statements. These statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “might,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “seek,” “would” or “continue,” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include, but are not limited to, the following:

•	the potential for adverse events, undesirable side effects or unexpected characteristics associated with any of our product candidates;

•	the timing of achieving our scientific, clinical, manufacturing, regulatory and/or other product development objectives;

•

the timing of our planned Investigational New Drug application (IND) submissions to the United States Food and Drug Administration (FDA) for our product candidate, our expectations regarding the potential market size and size of the potential patient populations for our product candidates and any future product candidates, if approved for commercial use;

•	our clinical and regulatory development plans;

•	our expectations with regard to the results of our clinical studies, preclinical studies and research and development programs, including the timing and availability of data from such studies;

•	the number, size and design of our planned clinical trials, and what regulatory authorities may require to obtain full marketing approval;

•	our plans to research, develop and, if approved, commercialize our product candidates;

•	the timing of commencement of future preclinical studies and clinical trials and research and development programs;

•	our ability to acquire, discover, develop and advance product candidates into, and successfully complete, clinical trials;

•	our ability to obtain certain designations, such as a Breakthrough Therapy or Regenerative Medicine Advance Therapy, for one or more of our product candidates;

•	a requirement to obtain approval of a companion diagnostic in connection with the approval of any of our product candidates;

•	our intentions and our ability to establish collaborations and/or partnerships;

•

the discovery of previously unknown or unexpected problems with our product candidates or any future product candidates or with the facilities where such product candidates are or will be manufactured;

•	the timing or likelihood of regulatory submissions and potential approvals for our product candidates, including the potential requirement to adopt a Risk Evaluation and Mitigation Strategy;

•	our commercialization, marketing and manufacturing strategies, including the buildout of our own manufacturing facility, capabilities and expectations;

•	the rate and degree of market acceptance of our product candidates, if approved;

•	the success of competing products or platform technologies that are or may become available;

•	impact from future regulatory, judicial, and legislative changes or developments in the United States and foreign countries;

•	our intentions with respect to the commercialization of our product candidates;

•	the size and growth potential of the markets for our product candidates, if approved for commercial use, and our ability to serve those markets;

•	the pricing and reimbursement of our product candidates, if approved;

•	future agreements with third parties in connection with the potential commercialization of our product candidates;

•

the potential effects of health epidemics, pandemics, other widespread outbreaks of contagious disease, such as COVID-19 and the post-COVID-19 environment, on our preclinical and clinical programs and business;

•	the implementation of our business model and strategic plans for our business and product candidates, including additional indications for which we may pursue;

•	our ability to realize the level of the anticipated benefits that we expect from restructuring our operations, which may adversely impact our business and results of operations;

•	our ability to attract and retain key scientific and management personnel, and maintain our culture;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates, including the projected terms of patent protection;

•	potential claims relating to our intellectual property and third-party intellectual property;

•	estimates of our expenses, future revenue, capital requirements, our needs for additional financing and our ability to obtain additional capital;

•	our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;

•	our future financial performance;

•

our expectations regarding the time during which we will be an emerging growth company under the JOBS Act and a smaller reporting company as defined in Rule 12b-2 of the Securities and Exchange Act of 1934, as amended (the Exchange Act);

•	developments and projections relating to our competitors and our industry, including competing products;

•	our expectations regarding the use of proceeds from our initial public offering and our existing cash and cash equivalents; and

•	other risks and uncertainties, including those listed under the caption “Risk Factors.”

You should read this prospectus and the documents incorporated by reference herein completely and with the understanding that our actual results may differ materially from what we expect as expressed or implied by our forward-looking statements. In light of the significant risks and uncertainties to which our forward-looking statements are subject, you should not place undue reliance on or regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all. We discuss many of these risks in greater detail in the documents incorporated by reference herein, including under the heading “Risk Factors.” These forward-looking statements represent our estimates and assumptions only as of the dates of this prospectus, the accompanying prospectus and the documents incorporated by reference herein and therein, and any free writing prospectus, as applicable, regardless of the time of delivery of this prospectus or any sale of our common stock and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

Our website address is www.cargo-tx.com. The information on, or accessible through, our website, however, is not, and should not be deemed to be, a part of this prospectus or any prospectus supplement. We have included our website address as an inactive textual reference only.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 12, 2025;

•

the informaiton specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2023 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 24, 2024;

•	our Current Report on Form 8-K filed with the SEC on January 29, 2025; and

•

the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on November 7, 2023, and any amendment or report filed with the SEC for the purpose of updating the description, including Exhibit 4.1 to the Annual Report on Form 10-K for the year ended December 31, 2024.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

CARGO Therapeutics, Inc.

835 Industrial Road, Suite 400

San Carlos, California 94070

(650) 379-6143

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

We are a clinical-stage biotechnology company focused on designing, engineering and developing next generation, potentially curative cell therapies for cancer patients. Our programs, platforms, and manufacturing strategy are designed to directly address the limitations of approved chimeric antigen receptor (CAR) T-cell therapies. A CAR is an engineered protein that is delivered into T cells, enabling recognition and destruction of cancer cells. We believe the limitations of approved CAR T-cell therapies include limited durability of effect, safety concerns and unreliable supply. Our pipeline includes CRG-023, an investigational tri-specific CAR T designed to address several known causes of relapse associated with existing CAR T-cell therapies such as loss of tumor antigen expression, loss of co-stimulation (e.g., via CD58/CD2 signaling) and T cell exhaustion, resulting in the potential to address a broad range of B-cell malignancies with the goal of providing more patients with a durable complete response. CRG-023 is designed to target the B-cell lineage antigens (CD19, CD20, CD22) via tri-cistronic expression of three distinct CARs from a single lentiviral vector, each with its own co-stimulatory domain. One co-stimulatory domain incorporates CD2 signaling into the tri-specific CAR T cell, the design of which has been informed by immune-evasion and CAR T-cell resistance mediated by the loss of CD58 expression (the ligand of the CD2 co-stimulatory receptor).

In January 2025, the FDA allowed our IND for CRG-023 to proceed. We intend to evaluate CRG-023 in a Phase 1 dose escalation study in 3L+ large B-cell lymphoma (LBCL) including CAR T-naïve patients. We plan to leverage proof-of-concept data to support moving quickly into earlier lines of therapy and to evaluate CRG-023 additional B-cell malignancies for CRG-023. Enrollment for the Phase 1 study is expected to be initiated by the second quarter of 2025.

We are also leveraging our cell engineering and manufacturing capabilities to develop a novel allogeneic platform, which is a universal vector solution designed to limit immune-based rejection to enable durable response for CAR T-cell therapy. The universal vector is intended to be paired with any new or pre-existing CAR vector to create an allogeneic CAR T-cell therapy, with the goal of maintaining the durable efficacy and safety associated with autologous cell therapy while creating an off-the-shelf option to broaden availability to more people with cancer. To date, we have generated pre-clinical proof-of-concept activity in the allogeneic vector, and we expect to select our lead vector candidate in the first half of 2025. Through our allogeneic platform, we also intend to pursue an allogeneic vectorized CRG-023.

We were founded in December 2019 as a Delaware corporation under the name Syncopation Life Sciences, Inc. We changed our name to CARGO Therapeutics, Inc. in September 2022. Our principal executive offices are located at 835 Industrial Road, Suite 400, San Carlos, California 94070, and our telephone number is (650) 379-6143. Our website address is www.cargo-tx.com. The information on, or that can be accessed through, our website is not part of this prospectus and is not incorporated herein by reference. We have included our website address as an inactive textual reference only.

THE OFFERING

Common stock offered by the Selling Stockholders	6,471,000 shares of CARGO Therapeutics, Inc. common stock.

Terms of the offering	Each Selling Stockholder will determine when and how it will sell the Resale Shares, as described in “Plan of Distribution”.

Use of proceeds	We will not receive any proceeds from the sale of the Resale Shares covered by this prospectus.

Risk factors	See the section titled “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding whether to invest in our common stock.

Nasdaq Global Select Market trading symbol	“CRGX”

When we refer to the Selling Stockholders in this prospectus, we are referring to the individuals or entities named in this prospectus as the Selling Stockholders and, as applicable, any donees, pledgees, transferees or other successors-in-interest selling the Resale Shares after the date of this prospectus that received from a Selling Stockholder the Resale Shares as a gift, pledge, partnership distribution or other transfer.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Special Note Regarding Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

USE OF PROCEEDS

All of the shares of common stock offered by the Selling Shareholders will be sold by them for their respective accounts. We will not receive any proceeds from the sale of common stock by the Selling Stockholders.

The Selling Stockholders will pay any underwriting discounts and commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses they incur in disposing of the Resale Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, printing and delivery fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

DESCRIPTION OF CAPITAL STOCK

The following summary describes our capital stock and is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our amended and restated certificate of incorporation; amended and restated bylaws; and our amended and restated investors’ rights agreement to which we and certain of our stockholders are parties, each of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and by applicable law, including the Delaware General Corporation Law, as applicable. We encourage you to read our amended and restated certificate of incorporation; our amended and restated bylaws; our amended and restated investors’ rights agreement and the applicable provisions of Delaware law for more information.

General

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

Voting Rights

Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors. In addition, the affirmative vote of holders of 66-2/3% of the voting power of all of the then outstanding voting stock is required to take certain actions, including amending certain provisions of our amended and restated certificate of incorporation, including the provisions relating to amending our amended and restated bylaws, the classified board and director liability.

Dividends

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive dividends as may be declared from time to time by our board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Fully Paid and Nonassessable

All of our outstanding shares of common stock are, and the shares of common stock to be issued in this offering will be, fully paid and nonassessable.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 50,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of our common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action. No shares of preferred stock are outstanding, and we have no present plan to issue any shares of preferred stock.

Registration Rights

Under our amended and restated investors’ rights agreement, certain holders of shares of our common stock, or their transferees, have the right to require us to file registration statements covering the sale of their shares under the Securities Act or to include their shares in registration statements that we may file for ourselves or our stockholders.

Form S-1 Demand Registration Rights

Certain holders of shares of our common stock are entitled to certain Form S-1 demand registration rights. The holders of at least 40% of such registrable securities may request that we register all or a portion of their shares on Form S-1, subject to certain specified exceptions. The right to have such shares registered on Form S-1 is further subject to other specified conditions and limitations.

Form S-3 Demand Registration Rights

Certain holders of shares of our common stock are entitled to certain Form S-3 demand registration rights. The holders of at least 20% of such registrable securities may request that we register all or a portion of their shares on Form S-3 if we are qualified to file a registration statement on Form S-3, subject to specified exceptions. Such request for registration on Form S-3 must cover securities with an aggregate offering price which equals or exceeds $5.0 million, net of selling expenses. The right to have such shares registered on Form S-3 is further subject to other specified conditions and limitations.

Piggyback Registration Rights

In the event that we propose to register any of our securities under the Securities Act, either for our own account or for the account of other security holders, certain holders of our common stock are entitled to certain “piggyback” registration rights allowing them to include their shares in such registration, subject to specified conditions and limitations.

Resale Registration Rights

On May 28, 2024, in connection with a private placement of our securities, we entered into a securities purchase agreement with certain holders of our common stock. Pursuant to the terms of this securities purchase agreement, we agreed to use commercially reasonable efforts to file a registration statement with the SEC by no later than July 14, 2024 to register for resale under the Securities Act all of the shares of our common stock issued to certain investors (the “Private Placement Shares”). We also agreed to maintain the effectiveness of such registration statement until the date that all of the Private Placement Shares covered by the registration statement are sold or are able to be sold by the holders thereof by relying on Rule 144 under the Securities Act without any restriction, including volume limitation. On June 17, 2024, we filed a Registration Statement on Form S-1 to register such shares.

Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation, Our Amended and Restated Bylaws and Delaware Law

Some provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws, contain provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interests or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a publicly-held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, beneficially owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, such as discouraging takeover attempts that might result in a premium over the market price of our common stock.

Undesignated Preferred Stock

The ability to issue undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.

Special Stockholder Meetings

Our amended and restated certificate of incorporation provide that a special meeting of stockholders may be called only by a majority of our board of directors, the chairperson of our board of directors, or by our Chief Executive Officer (or President in the absence of a Chief Executive Officer).

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice.

No Stockholder Action by Written Consent

Our amended and restated certificate of incorporation do not allow stockholders to act by written consent without a meeting.

Classified Board; Election and Removal of Directors; Filling Vacancies

Our board of directors is divided into three classes. The directors in each class serve for a three-year term, one class being elected each year by our stockholders, with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

Our amended and restated certificate of incorporation provides for the removal of any of our directors only for cause and requires a stockholder vote by the holders of at least 66-2/3% of the voting power of the then outstanding voting stock.

Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of the board, may only be filled by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director.

This system of electing and removing directors and filling vacancies may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

No Cumulative Voting

The Delaware General Corporation Law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting.

Choice of Forum

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that the Court of Chancery of the State of Delaware is the sole and exclusive forum for (i) any state law derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or stockholders to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law or our amended and restated certificate of incorporation or our amended and restated bylaws, or (iv) any action asserting a claim against us governed by the internal affairs doctrine; provided that, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Our amended and restated certificate of incorporation and amended and restated bylaws also provide that the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause or causes of action under the Securities Act. Nothing in our amended and restated certificate of incorporation or our amended and restated bylaws precludes stockholders that assert claims under the Exchange Act from bringing such claims in state or federal court, subject to applicable law.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

Amendment of Amended and Restated Certificate of Incorporation Provisions

The amendment of any of the above provisions would require approval by a stockholder vote by the holders of at least 66-2/3% of the voting power of the then outstanding voting stock.

Nasdaq Global Select Market Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “CRGX.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York 11219.

SELLING STOCKHOLDERS

On May 28, 2024, we entered into the Purchase Agreement with the Selling Stockholders. The Purchase Agreement provided for the sale and issuance by us of 6,471,000 shares of our common stock in a private placement (the “Private Placement”). The Private Placement closed May 30, 2024 and we received gross proceeds of approximately $110.0 million. We registered the Resale Shares pursuant to the registration rights granted to the Selling Stockholders as set forth in the Purchase Agreement to permit the Selling Stockholders to resell or otherwise dispose of the shares in the manner contemplated under “Plan of Distribution” below.

Except as otherwise disclosed herein and in the footnotes below with respect to the Selling Stockholder, the Selling Stockholders do not, and within the past three years have not had, any position, office or other material relationship with us.

The following table sets forth the name of each Selling Stockholder, the number of shares owned by such Selling Stockholder, the number of shares that may be offered under this prospectus and the number of shares of our common stock owned by the Selling Stockholders assuming all of the shares covered hereby are sold. The Selling Stockholders may sell some, all or none of their shares. We do not know how long the Selling Stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale or other disposition of any of the shares.

When we refer to the “Selling Stockholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Stockholders’ interest in the shares of common stock after the date of this prospectus.

The information set forth below is based upon information obtained from the Selling Stockholders in connection with the execution of the Private Placement and registration of the Resale Shares pursuant to the registration rights granted to the Selling Stockholders as set forth in the Purchase Agreement, and upon information in our possession and publicly available information as of the date hereof. The Stockholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the Stockholders, including regarding the identity of, and the securities held by, each Stockholders, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.

Percentage ownership is based on 46,052,368 shares of our common stock outstanding as of March 12, 2025.

	Common stock beneficially owned before this offering		Maximum number of shares of common stock to be sold pursuant to this prospectus	Common stock beneficially owned upon completion of this offering
Selling Stockholder	Number	Percentage	Number	Number	Percentage
Entities Affiliated with EcoR1 Capital LLC(1)	1,470,000	3.19%	1,470,000	—	*
Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund(2)	350,313	*	169,762	180,551	*
Fidelity Capital Trust: Fidelity Stock Selector Small Cap Fund(3)	370,332	*	144,169	226,163	*
Fidelity Securities Fund: Fidelity Series Small Cap Opportunities Fund(4)	701,306	1.52%	242,628	458,678	1.00%
Fidelity Securities Fund; Fidelity Small Cap Growth Fund(5)	885,766	1.92%	274,325	611,441	1.33%
Fidelity Securities Fund: Fidelity Small Cap Growth K6 Fund(6)	339,156	*	114,503	224,653	*
Fidelity Securities Fund: Fidelity Small Cap Growth Fund(7)	46,530	*	17,769	28,761	*
Fidelity Securities Fund: Fidelity Small Cap Growth K6 Fund(8)	17,583	*	6,844	10,739	*
Woodline Partners LP(9)	765,000	1.66%	765,000	—	*
Saturn V Capital, LP(10)	452,612	*	293,879	158,733	*
Blackwell Partners LLC – Series A(11)	362,607	*	236,121	126,486	*
Opaleye, L.P.(12)	500,000	1.09%	500,000	—	*
Entities Advised or Subadvised by T. Rowe Price Associates, Inc.(13)	3,299,632	7.16%	460,000	2,839,632	6.17%
Novo Holdings A/S(14)	1,544,000	3.35%	294,000	1,250,000	2.71%
Entities Affiliated with RTW Investments, LP(15)	4,658,623	9.99%	294,000	4,691,253	9.99%
Samsara BioCapital, L.P.(16)	4,415,689	9.59%	294,000	4,121,689	8.95%
Wellington Biomedical Innovation Master Investors (Cayman) II L.P.(17)	1,325,000	2.88%	294,000	1,031,000	2.24%
Perceptive Life Sciences Master Fund Ltd.(18)	770,169	1.67%	235,000	535,169	1.16%
ABG V-Cargo Limited(19)	912,000	1.98%	175,000	737,000	1.60%
CVI Investments, Inc.(20)	70,000	*	70,000	—	*
Third Rock Ventures VI, L.P.(21)	1,393,333	3.03%	60,000	1,333,333	2.90%
Entities Affiliates with Sphera Funds(22)	155,506	*	60,000	95,506	*

*	Represents beneficial ownership of less than 1%
(1)

Consists of (i) 1,386,210 shares of our common stock purchased by EcoR1 Capital Fund Qualified, L.P. (Qualified Fund) in the Private Placement and (ii) 83,790 shares of our common stock purchased by EcoR1 Capital Fund, L.P. (Capital Fund, and together with Qualified Fund, the EcoR1 Capital Funds) in the Private Placement. EcoR1 Capital, LLC (EcoR1) is the general partner of the EcoR1 Capital Funds. Oleg Nodelman is the control person of EcoR1 and may be deemed to share dispositive voting power over the shares held by the EcoR1 Capital Funds. Mr. Nodelman and EcoR1 both disclaim beneficial ownership of all shares except to the extent of their pecuniary interest. The address for EcoR1 Capital LLC, the EcoR1 Capital Funds and Oleg Nodelman is 357 Tehama Street #3, San Francisco, CA 94103.

(2)

Consists of (i) 180,551 shares of our common stock held by Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund (Fidelity Advisor Series VII) and (ii) 169,762 shares of our common stock purchased by Fidelity Advisor Series VII in the Private Placement. Fidelity Advisor Series VII is managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of these funds and accounts is 245 Summer Street, Boston, MA 02210.

(3)

Consists of (i) 226,163 shares of our common stock held by Fidelity Capital Trust: Fidelity Stock Selector Small Cap Fund (Fidelity Selector Small Cap) and (ii) 144,169 shares of our common stock purchased by Fidelity Selector Small Cap in the Private Placement. Fidelity Selector Small Cap is managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of these funds and accounts is 245 Summer Street, Boston, MA 02210.

(4)

Consists of (i) 458,678 shares of our common stock held by Fidelity Securities Fund: Fidelity Series Small Cap Opportunities Fund (Fidelity Series Small Cap) and (ii) 242,628 shares of our common stock purchased by Fidelity Series Small Cap in the Private Placement. Fidelity Series Small Cap is managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of these funds and accounts is 245 Summer Street, Boston, MA 02210.

(5)

Consists of (i) 611,441 shares of our common stock held by Fidelity Securities Fund: Fidelity Small Cap Growth Fund (Fidelity Small Cap Growth Fund) and (ii) 274,325 shares of our common stock purchased by Fidelity Small Cap Growth Fund in the Private Placement. Fidelity Small Cap Growth Fund is managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of these funds and accounts is 245 Summer Street, Boston, MA 02210.

(6)

Consists of (i) 224,653 shares of our common stock held by Fidelity Securities Fund: Fidelity Small Cap Growth K6 Fund (Fidelity Small Cap Growth K6 Fund) and (ii) 114,503 shares of our common stock purchased by Fidelity Small Cap Growth K6 Fund in the Private Placement. Fidelity Small Cap Growth K6

Fund is managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of these funds and accounts is 245 Summer Street, Boston, MA 02210.
(7)

Consists of (i) 28,761 shares of our common stock held by Fidelity Securities Fund: Fidelity Small Cap Growth Fund (Fidelity Small Cap Growth Fund) and (ii) 17,769 shares of our common stock purchased by Fidelity Small Cap Growth Fund in the Private Placement. Fidelity Small Cap Growth Fund is managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of these funds and accounts is 245 Summer Street, Boston, MA 02210.

(8)

Consists of (i) 10,739 shares of our common stock held by Fidelity Securities Fund: Fidelity Small Cap Growth K6 Fund (Fidelity Small Cap Growth K6 Fund) and (ii) 6,844 shares of our common stock purchased by Fidelity Small Cap Growth K6 Fund in the Private Placement. Fidelity Small Cap Growth K6 Fund is managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of these funds and accounts is 245 Summer Street, Boston, MA 02210.

(9)

Consists of 765,000 shares of our common stock purchased by Woodline Master Fund LP in the Private Placement. Woodline Partners LP serves as the investment manager of Woodline Master Fund LP and may be deemed to be the beneficial owner of the shares. Woodline Partners LP disclaims any beneficial ownership of these shares. The address of Woodline Master Fund LP is 4 Embarcadero Center, Suite 3450, San Francisco, CA 94111.

(10)

Consists of (i) 158,733 shares of our common stock held by Saturn V Capital, LP’s custodian, Morgan Stanley & Co. and (ii) 293,879 shares of our common stock purchased by Saturn V Capital, LP in the Private Placement. Saturn V Capital Management LP (Saturn Management) is the investment manager for Saturn V Capital, LP. Xiaoying Tian is the managing member of Saturn Management and may be deemed to share dispositive voting power over the shares held by Saturn V Capital, LP. Xiaoying Tian and Saturn Management both disclaim beneficial ownership of all shares except to the extent of their pecuniary interest. The address for Saturn V Capital, LP is 919 Congress Avenue, Suite 830, Austin, TX 78701.

(11)

Consists of (i) 126,486 shares of our common stock held by Blackwell Partners LLC—Series A’s custodian, Morgan Stanley & Co. and (ii) 236,121 shares of our common stock purchased by Blackwell Partners LLC—Series A in the Private Placement. Saturn Management is the investment manager for Blackwell Partners LLC—Series A. Xiaoying Tian is the managing member of Saturn Management and may be deemed to share dispositive voting power over the shares held by Blackwell Partners LLC—Series A. Xiaoying Tian and Saturn Management both disclaim beneficial ownership of all shares except to the extent of their pecuniary interest. The address for Blackwell Partners LLC—Series A is 280 S. Mangum Street, Suite 210, Durham, NC 27701.
(12)

Consists of 500,000 shares of our common stock purchased by Opaleye, L.P. in the Private Placement and held of record by Opaleye Management Inc. Opaleye Management Inc. is an investment manager for Opaleye, L.P. and James Silverman is the President of Opaleye Management Inc. Mr. Silverman shares voting and investment power with respect to the shares held by Opaleye, L.P. The address for Opaleye L.P. is Attention: James Silverman, One Boston Place, 26th Floor, Boston, MA 02108.

(13)

Consists of (i) 1,887,827 shares of our common stock held by T. Rowe Price Health Sciences Fund, Inc.; (ii) 163,207 shares of our common stock held by TD Mutual Funds—TD Health Sciences Fund; (iii) 88,410 shares of our common stock held by T. Rowe Price Health Sciences Portfolio; (iv) 571,646 shares of our common stock held by T. Rowe Price New Horizons Fund, Inc.; (v) 19,695 shares of our common stock held by New York City Deferred Compensation Plan; (vi) 103,687 shares of our common stock held by T. Rowe Price New Horizons Trust; (vii) 5,160 shares of our common stock held by T. Rowe Price U.S. Equities Trust; (viii) 36 shares of our common stock purchased by T. Rowe Price Multi-Strategy Total Return Fund, Inc. in the Private Placement; (ix) 259,386 shares of our common stock purchased by T. Rowe Price Health Sciences Fund, Inc. in the Private Placement; (x) 22,122 shares of our common stock purchased by TD Mutual Funds—TD Health Sciences Fund in the Private Placement; (xi) 12,574 shares of our common stock purchased by T. Rowe Price Health Sciences Portfolio in the Private Placement; (xii) 133,144 shares of our common stock purchased by T. Rowe Price New Horizons Fund, Inc. in the Private Placement; (xiii) 5,028 shares of our common stock purchased by New York City Deferred Compensation Plan in the Private Placement; (xiv) 26,618 shares of our common stock purchased by T. Rowe Price New Horizons Trust in the Private Placement; and (xv) 1,092 shares of our common stock purchased by T. Rowe Price U.S. Equities Trust in the Private Placement (collectively, the T. Rowe Entities). T. Rowe Price Associates, Inc. (TRPA) serves as investment adviser or subadvisor, as applicable, with power to direct investments and/or sole power to vote the securities owned by the T. Rowe Entities. Therefore, TRPA may be deemed to be the beneficial owner of all of the shares held by the T. Rowe Entities but each disclaims beneficial ownership of such shares. TRPA is a wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company. The address of each of the T. Rowe Entities is 100 East Pratt Street, Baltimore, MD 21202.

(14)

Consists of 294,000 shares of our common stock purchased by Novo Holdings A/S (Novo) in the Private Placement. Novo has the sole power to vote and dispose of these shares, and no other entity or person is deemed to have any beneficial ownership or reportable pecuniary interest in the shares held by Novo. The address for Novo is Tuborg Havnevej 19, DK-2900 Hellerup, Denmark.

(15)

Consists of (i) 3,784,122 shares of our common stock held by in the aggregate by RTW Master Fund, Ltd. (RTW Master Fund), RTW Innovation Master Fund, Ltd. (RTW Innovation Fund) and RTW Biotech Opportunities Operating Ltd. (RTW Biotech, together with RTW Master Fund and RTW Innovation Fund, the RTW Funds); (ii) 294,000 shares of our common stock purchased in the aggregate by the RTW Funds in the Private Placement; and (iii)(x) 580,501 shares of our common stock issuable upon the exercise of pre-funded warrants (the RTW Warrants) held by the RTW Funds prior to the offering and (y) 907,131 shares of our common stock issuable upon the exercise of the RTW Warrants held by the RTW Funds following the completion of the offering. Pursuant to the terms of the RTW Warrants, each of the RTW Funds may not exercise any portion of any pre-funded warrant, which, upon giving effect to such exercise, would cause it (together with its affiliates) to own more than 9.99% of the number of shares of the common stock outstanding immediately after giving effect to such exercise, as such percentage ownership is determined in accordance with the terms of the RTW Warrants. RTW Investments, LP (RTW), in its capacity as the investment manager of the RTW Funds, has the power to vote and the power to direct the disposition of the shares held by the RTW Funds. Accordingly, RTW may be deemed to be the beneficial owner of such securities. Roderick Wong, M.D., as the Managing Partner of RTW, has the power to direct the vote and disposition of the securities held by RTW. Dr. Wong disclaims beneficial ownership of the shares held by the RTW Funds, except to the extent of his pecuniary interest therein. The address and principal office of RTW Investments, LP is 40 10th Avenue, Floor 7, New York, NY 10014, and the address of Dr. Wong and each of the RTW Funds is c/o RTW Investments, LP, 40 10th Avenue, Floor 7, New York, NY 10014.
(16)

Consists of (i) 4,121,689 shares of our common stock held by Samsara BioCapital, L.P. (Samsara LP) and (ii) 294,000 shares of our common stock purchased by Samsara LP in the Private Placement. Samsara BioCapital GP, LLC (Samsara LLC) is the general partner of Samsara LP and may be deemed to beneficially own the shares held by Samsara LP. Dr. Srinivas Akkaraju, MD, Ph.D. has voting and investment power over the shares held by Samsara GP and, accordingly, may be deemed to beneficially own the shares held by Samsara LP. Samsara LLC disclaims beneficial ownership in these shares except to the extent of its respective pecuniary interest therein. The principal address for Samsara BioCapital, L.P. is 628 Middlefield Road, Palo Alto, CA 94301.

(17)

Consists of (i) 1,031,000 shares of our common stock held by Wellington Biomedical Innovation Master Investors (Cayman) II L.P. (Wellington Biomedical Fund) and (ii) 294,000 shares of our common stock purchased by Wellington Biomedical Fund in the Private Placement. Wellington Management Company LLP, a registered investment adviser under the Investment Advisers Act of 1940, as amended, is the investment adviser to Wellington Biomedical Fund, and Wellington Alternative Investments LLC is its general partner. Wellington Management Investment, Inc. is the managing member of Wellington Alternative Investments LLC. Wellington Management Company LLP is an indirect subsidiary of Wellington Management Group LLP. Wellington Management Group LLP and Wellington Management Company LLP may be deemed beneficial owners with shared voting and investment power over the shares held by Wellington Biomedical Fund. Additional information about Wellington Management Company LLP is available in its Form ADV filed with the SEC. The address of all entities referenced in this footnote is 280 Congress Street, Boston, MA 02210.

(18)

Consists of (i) 535,169 shares of our common stock held by Perceptive Life Sciences Master Fund Ltd. (Perceptive) and (ii) 235,000 shares of our common stock purchased by Perceptive in the Private Placement. Perceptive Advisors LLC (Perceptive Advisors), serves as the investment manager to Perceptive and may be deemed to beneficially own such shares. Joseph Edelman is the managing member of Perceptive Advisors and may be deemed to have voting and dispositive power over the shares held by Perceptive. The address of the selling stockholder is 51 Astor Place, 10th Floor, New York, NY 10003.

(19)

Consists of (i) 737,000 shares of our common stock held by ABG V-Cargo Limited (ABG V Cargo) and (ii) 175,000 shares of our common stock purchased by ABG V Cargo in the Private Placement. ABG V Cargo is wholly owned by Ally Bridge Group Global Life Science Capital Partners V, L.P. (ABG V) and Mr. Fan Yu (Frank) is the controlling person of the entity acting as the general partner of ABG V and, in such capacity, has voting control and investment control with respect to the shares held by ABG V Cargo. The registered address of ABG V Cargo is the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(20)

Consists of 70,000 shares of our common stock purchased by CVI Investments, Inc. (CVI) in the Private Placement. Heights Capital Management, Inc., the authorized agent of CVI, has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI is affiliated with one or more FINRA members, none of whom are currently expected to participate in the sale pursuant to the Registration Statement on Form S-1 of which this prospectus forms a part. The address of CVI is c/o Heights Capital Management, Inc., 101 California Street, Suite 3250, San Francisco, CA 94111.

(21)

Consists of (i) 1,333,333 shares of our common stock held by Third Rock Ventures VI, L.P. (Third Rock Ventures) and (ii) 60,000 shares of our common stock purchased by Third Rock Ventures in the Private Placement. The general partner of Third Rock Ventures is Third Rock Ventures GP VI, L.P. (TRV GP VI). The general partner of TRV GP VI is TRV GP VI, LLC (TRV GP VI LLC). Abbie Celniker, Ph.D.; Robert Tepper, M.D.; Reid Huber, Ph.D.; Jeffrey Tong, Ph.D.; Kevin Gillis; David Kaufman; Neil Exter; and Cary Pfeffer, M.D. are the managing members of TRV GP VI, LLC who collectively make voting and investment decisions with respect to shares held by Third Rock Ventures. The principal address for Third Rock Ventures is 201 Brookline Avenue, Suite 1401, Boston, MA 02215.
(22)

Consists of (i) 5,696 shares of our common stock held by Sphera Global Healthcare Master Fund (Sphera Global); (ii) 89,810 shares of our common stock held by Sphera Biotech Master Fund, L.P. (Sphera Biotech, together with Sphera Global, the Sphera Funds); (iii) 12,000 shares of our common stock purchased by Sphera Global in the Private Placement; and (iv) 48,000 shares of our common stock purchased by Sphera Biotech. The Sphera Funds have delegated their investment management authority to Sphera Global Healthcare Management LP (Sphera Management). Accordingly, Sphera Management may be deemed to have beneficial ownership of the shares held by each of the Sphera Funds. Sphera Management disclaims beneficial ownership of such shares, except to the extent of its pecuniary interest therein. Each of the Sphera Funds business address is 4 Yitzhak Sadeh, Building A, 29th Floor, Tel Aviv 6777520, Israel.

PLAN OF DISTRIBUTION

We are registering the Resale Shares issued to the Selling Stockholders to permit the resale of these shares of common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the Resale Shares. We will bear all fees and expenses incident to our obligation to register the Resale Shares (but excluding the fees of legal counsel for any Selling Stockholder).

The Selling Stockholders and any of their transferees, donees, pledgees or other successors in interest may, from time to time, sell all or a portion of the Resale Shares beneficially owned by the Selling Stockholders and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Resale Shares are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Resale Shares may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The Selling Stockholders may use any one or more of the following methods when selling the Resale Shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	through the distribution-in-kind by the Selling Stockholders to their members, partners, stockholders or equity holders;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	in transactions through broker-dealers that agree with a Selling Stockholder to sell a specified number of such Resale Shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholders also may resell all or a portion of the Resale Shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that such Selling Stockholder meets the criteria and conforms to the requirements of those provisions.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. If the Selling Stockholders effects such transactions by selling Resale Shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2121 (and any successor); and in the case of a principal transaction a markup or markdown in compliance with FINRA 2121.

In connection with sales of the Resale Shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Resale Shares, or any other shares of our common stock such Selling Stockholder may hold, in the course of hedging in positions they assume. The Selling Stockholders may also sell shares of common stock short and if such short sale shall take place after the date that the registration statement of which this prospectus is a part is declared effective by the SEC, the Selling Stockholders may deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge the Resale Shares to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by the Selling Stockholders (including the Resale Shares) and, if the Selling Stockholders defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as a Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealer or agents participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. If the Selling Stockholders is deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, it will be subject to the applicable prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Each Selling Stockholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. Upon our being notified in writing by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker-dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

•	the name of the Selling Stockholder and of the participating broker-dealer(s),

•	the number of shares involved,

•	the price at which such the shares of common stock were sold,

•	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,

•	that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and

•	other facts material to the transaction.

In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8%).

Under the securities laws of some states, the Resale Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Resale Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the Selling Stockholders will sell any or all of the Resale Shares.

Each Selling Stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by such Selling Stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

Latham & Watkins LLP has passed upon the validity of the shares of common stock of CARGO Therapeutics, Inc. offered by this prospectus and certain other legal matters related to this prospectus.

EXPERTS

The financial statements of CARGO Therapeutics, Inc. as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses that we may incur in connection with the resale of the Resale Shares. All such expenses are to be paid by the registrant.

SEC registration fee		$16,342.10	*
FINRA filing fee	$		**
Printing expenses	$		**
Legal fees and expenses	$		**
Accounting fees and expenses	$		**
Transfer agent fees and expenses	$		**
Trustee fees and expenses	$		**
Miscellaneous	$		**

Total	$		**

*	Previously paid.
**	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the Delaware General Corporation Law (the “DGCL”), empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102 of the DGCL permits a corporation to eliminate the personal liability of directors and officers of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director or officer, except where the director or officer breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation contains a provision eliminating the personal liability of directors to us and our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act of 1933, as amended.

Our amended and restated certificate of incorporation and our amended and restated bylaws provide for the indemnification provisions described above and elsewhere herein. We have entered into separate indemnification agreements with our directors and officers which may be broader than the specific indemnification provisions contained in the DGCL.

We maintain a general liability insurance policy that covers certain liabilities of our directors and officers.

Item 16.	Exhibits

(a) Exhibits

Exhibit Number	Exhibit Description	Incorporated by Reference to Filings Indicated			Provided Herewith
		Form	Exhibit No.	Filing Date
3.1	Amended and Restated Certificate of Incorporation.	8-K	3.1	11/14/2023

3.2	Amended and Restated Bylaws.	8-K	3.2	11/14/2023

4.1	Form of Common Stock Certificate.	S-1/A	4.2	11/6/2023

4.2	Amended and Restated Investors’ Rights Agreement, dated, February 9, 2023, by and among the Registrant and the investors listed therein.	S-1	4.3	10/20/2023

4.3	Form of Securities Purchase Agreement, dated May 28, 2024, by and among the Company and the Purchasers.	8-K	10.1	5/28/2024

5.1	Opinion of Latham & Watkins LLP.	S-1	5.1	6/14/2024

23.1	Consent of Deloitte & Touche LLP.				X

Exhibit Number	Exhibit Description	Incorporated by Reference to Filings Indicated			Provided Herewith
		Form	Exhibit No.	Filing Date

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).	S-1	23.2	6/14/2024

24.1	Powers of Attorney (included on signature page of the initial filing of this Registration Statement).	S-1	24.1	6/14/2024

107.1	Filing Fee Table.	S-1	107.1	6/14/2024

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the fee table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933, to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),

(vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in San Carlos, California, on March 12, 2025.

CARGO THERAPEUTICS, INC.

By:	/s/ Gina Chapman
Gina Chapman Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gina Chapman Gina Chapman	Chief Executive Officer and Director (Principal Executive Officer)	March 12, 2025

/s/ Anup Radhakrishnan Anup Radhakrishnan	Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)	March 12, 2025

* John Orwin	Director and Chairperson	March 12, 2025

* Abraham Bassan	Director	March 12, 2025

* Kapil Dhingra	Director	March 12, 2025

* David Lubner	Director	March 12, 2025

* Reid Huber	Director	March 12, 2025

* Krishnan Viswanadhan	Director	March 12, 2025

* Jane Pritchett Henderson	Director	March 12, 2025

*By:	/s/ Gina Chapman
Gina Chapman
Attorney-in-fact